UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 4, 2013

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s shareholders was held on December 4, 2013 at the offices of the Company located at 96 Mowat Avenue, Toronto, Ontario, Canada. At that meeting the Company’s shareholders voted upon and approved an amendment to the Company’s Fourth Amended and Restated Articles of Incorporation to implement a reverse stock split, within a range from 1-for-3 to 1-for-6 at any time prior to January 31, 2014 (the “Reverse Stock Split Amendment”), with the exact ratio of the reverse stock split to be determined by the Board of Directors of the Company at its sole discretion. The following table sets forth a summary of the voting results with respect to the approval of the Reverse Stock Split Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,648,669	4,785,325	612,896	0

Abstentions and broker non-votes are counted in determining whether a quorum is present, and are counted as a vote against for purposes of determining whether the Reverse Stock Split Amendment is approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: December 6, 2013